================================================================================


                             THE FINOVA GROUP INC.


                     ____________________________________

                        7.5% SENIOR SECURED NOTES WITH
                         CONTINGENT INTEREST DUE 2016

                     ____________________________________

                                   INDENTURE

                     DATED AS OF                    , 2001



                             THE BANK OF NEW YORK,

                                    TRUSTEE

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                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                            Page
ARTICLE 1.     DEFINITIONS AND INCORPORATION BY REFERENCE...................................................................   1
     Section 1.01.     Definitions..........................................................................................   1
     Section 1.02.     Other Definitions....................................................................................  10
     Section 1.03.     Incorporation by Reference of Trust Indenture Act....................................................  10
     Section 1.04.     Rules of Construction................................................................................  11
ARTICLE 2.     THE NOTES....................................................................................................  11
     Section 2.01.     Form and Dating......................................................................................  11
     Section 2.02.     Title and Terms......................................................................................  13
     Section 2.03.     Execution and Authentication.........................................................................  14
     Section 2.04.     Registrar and Paying Agent...........................................................................  14
     Section 2.05.     Paying Agent to Hold Money in Trust..................................................................  15
     Section 2.06.     Holder Lists.........................................................................................  15
     Section 2.07.     Transfer and Exchange................................................................................  15
     Section 2.08.     Replacement Notes....................................................................................  17
     Section 2.09.     Outstanding Notes....................................................................................  18
     Section 2.10.     Temporary Notes......................................................................................  18
     Section 2.11.     Cancellation.........................................................................................  18
     Section 2.12.     Record Date..........................................................................................  18
     Section 2.13.     Computation of Fixed Interest........................................................................  19
     Section 2.14.     CUSIP Number.........................................................................................  19
     Section 2.15.     Issuance of Additional Securities....................................................................  19
ARTICLE 3.     PREPAYMENT...................................................................................................  19
     Section 3.01.     Notices to Trustee...................................................................................  19
     Section 3.02.     Selection of Notes to be Prepaid.....................................................................  20
     Section 3.03.     Notice of Prepayment.................................................................................  20
     Section 3.04.     Effect of Notice of Prepayment.......................................................................  21
     Section 3.05.     Deposit of Prepayment Price..........................................................................  21
     Section 3.06.     Notes Prepaid in Part................................................................................  22
     Section 3.07.     Optional Prepayment..................................................................................  22
ARTICLE 4.     COVENANTS....................................................................................................  22
     Section 4.01.     Payment of Notes.....................................................................................  22

                                       i
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                               TABLE OF CONTENTS
                                  (continued)

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
     Section 4.02.     Maintenance of Office or Agency......................................................................  23
     Section 4.03.     Reports..............................................................................................  23
     Section 4.04.     Compliance Certificate...............................................................................  24
     Section 4.05.     Stay, Extension and Usury Laws.......................................................................  24
     Section 4.06.     Use of Cash..........................................................................................  24
     Section 4.07.     Restricted Payments..................................................................................  27
     Section 4.08.     Incurrence of Indebtedness...........................................................................  28
     Section 4.09.     Existence............................................................................................  28
     Section 4.10.     Limitations on Issuance of Capital Stock of Subsidiaries.............................................  28
     Section 4.11.     Dividend and Other Payment Restrictions Affecting Subsidiaries.......................................  28
     Section 4.12.     Further Instruments and Acts.........................................................................  29
     Section 4.13.     Payment of Taxes and Other Claims....................................................................  29
     Section 4.14.     Maintenance of Insurance.............................................................................  30
     Section 4.15.     Fall-Away Provision..................................................................................  30
ARTICLE 5.     SUCCESSORS...................................................................................................  30
     Section 5.01.     Mergers and Consolidation............................................................................  30
     Section 5.02.     Successor Corporation Substituted....................................................................  31
ARTICLE 6.        DEFAULTS AND REMEDIES.....................................................................................  31
     Section 6.01.     Events of Default....................................................................................  31
     Section 6.02.     Acceleration.........................................................................................  32
     Section 6.03.     Other Remedies.......................................................................................  33
     Section 6.04.     Waiver of Past Defaults..............................................................................  33
     Section 6.05.     Control by Majority..................................................................................  33
     Section 6.06.     Limitation on Suits..................................................................................  34
     Section 6.07.     Rights of Holders of Notes to Receive Payment........................................................  34
     Section 6.08.     Collection Suit......................................................................................  35
     Section 6.09.     Proofs of Claim......................................................................................  35
     Section 6.10.     Priorities...........................................................................................  36
     Section 6.11.     Restoration of Rights and Remedies...................................................................  36
     Section 6.12.     Rights and Remedies Cumulative.......................................................................  36

                                      ii
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                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                            Page
     Section 6.13.     Delay or Omission Not Waiver.........................................................................  37
     Section 6.14.     Undertaking for Costs................................................................................  37
ARTICLE 7.     TRUSTEE......................................................................................................  37
     Section 7.01.     Duties of Trustee....................................................................................  37
     Section 7.02.     Rights of Trustee....................................................................................  38
     Section 7.03.     Individual Rights of Trustee.........................................................................  39
     Section 7.04.     Disclaimer...........................................................................................  40
     Section 7.05.     Notice of Defaults...................................................................................  40
     Section 7.06.     Reports by Trustee to Holders of the Notes...........................................................  40
     Section 7.07.     Compensation and Indemnity...........................................................................  40
     Section 7.08.     Replacement of Trustee...............................................................................  42
     Section 7.09.     Successor Trustee by Merger, etc.....................................................................  43
     Section 7.10.     Eligibility; Disqualification........................................................................  43
     Section 7.11.     Preferential Collection of Claims against the Company................................................  43
ARTICLE 8.     LEGAL DEFEASANCE AND COVENANT DEFEASANCE.....................................................................  43
     Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.............................................  43
     Section 8.02.     Legal Defeasance and Discharge.......................................................................  43
     Section 8.03.     Covenant Defeasance..................................................................................  44
     Section 8.04.     Conditions to Legal or Covenant Defeasance...........................................................  45
     Section 8.05.     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions........  46
     Section 8.06.     Repayment to the Company.............................................................................  47
     Section 8.07.     Defeasance and Certain Other Events of Default.......................................................  47
     Section 8.08.     Reinstatement........................................................................................  47
\RTICLE 9.     AMENDMENT, SUPPLEMENT AND WAIVER.............................................................................  48
     Section 9.01.     Without Consent of Holders of the Notes..............................................................  48
     Section 9.02.     With Consent of Holders of Notes.....................................................................  48
     Section 9.03.     Compliance with Trust Indenture Act..................................................................  50
     Section 9.04.     Revocation and Effect of Consents....................................................................  50
     Section 9.05.     Notation on or Exchange of Notes.....................................................................  51
     Section 9.06.     Trustee to Sign Amendments, etc......................................................................  51

                                      iii
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                               TABLE OF CONTENTS
                                  (continued)

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
ARTICLE 10.    COLLATERAL AND SECURITY......................................................................................  51
     Section 10.01.    Security Agreements..................................................................................  51
     Section 10.02.    Recording and Opinions...............................................................................  52
     Section 10.03.    Release of Collateral................................................................................  53
     Section 10.04.    Certificates of the Company..........................................................................  53
     Section 10.05.    Certificates of the Trustee..........................................................................  54
     Section 10.06.    Authorization of Actions to Be Taken by the Trustee and the Collateral Agent Under the
                         Security Agreements................................................................................  54
     Section 10.07.    Authorization of Receipt of Funds by the Trustee Under the Security Agreements.......................  54
ARTICLE 11.    SATISFACTION AND DISCHARGE...................................................................................  55
     Section 11.01.    Satisfaction and Discharge...........................................................................  55
     Section 11.02.    Application of Trust Money...........................................................................  56
ARTICLE 12.    MISCELLANEOUS................................................................................................  56
     Section 12.01.    Trust Indenture Act Controls.........................................................................  56
     Section 12.02.    Notices..............................................................................................  56
     Section 12.03.    Communication by Holders of Notes with Other Holders of Notes........................................  57
     Section 12.04.    Certificate and Opinion as to Conditions Precedent...................................................  57
     Section 12.05.    Statements Required in Certificate or Opinion........................................................  58
     Section 12.06.    Rules by Trustee and Agents..........................................................................  58
     Section 12.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.............................  58
     Section 12.08.    Governing Law........................................................................................  59
     Section 12.09.    No Adverse Interpretation of Other Agreements........................................................  59
     Section 12.10.    Successors...........................................................................................  59
     Section 12.11.    Severability.........................................................................................  59
     Section 12.12.    Counterpart Originals................................................................................  59
     Section 12.13.    Table of Contents, Headings, etc.....................................................................  59

                                      iv
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                               TABLE OF CONTENTS
                                  (continued)


                                                                            Page
                                   EXHIBITS

Exhibit A      Form of Note

Exhibit B      Collateral Trust Agreement

Exhibit C      Security Agreement

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                        Indenture
Act Section                                                              Section
310  (a)(1)................................................                 7.10
     (a)(2)................................................                 7.10
     (a)(3)................................................                 N.A.
     (a)(4)................................................                 N.A.
     (a)(5)................................................                 7.10
     (b)...................................................                 7.10
     (c)...................................................                 N.A.
311  (a)...................................................                 7.11
     (b)...................................................                 7.11
     (c)...................................................                 N.A.
312  (a)...................................................                 2.06
     (b)...................................................                12.03
     (c)...................................................                12.03
313  (a)...................................................                 7.06
     (b)(1)................................................                 7.06
     (b)(2)................................................            7.06; 7.0
     (c)...................................................            7.06;12.0
     (d)...................................................                 7.06
314  (a)...................................................           4.04;12.05
     (b)...................................................                12.02
     (c)(1)................................................                 N.A.
     (c)(2)................................................                 N.A.
     (c)(3)................................................                 N.A.
     (d)...................................................   10.03;10.04; 10.05
     (e)...................................................                12.05
     (f)...................................................                 N.A.
315  (a)...................................................                 N.A.
     (b)...................................................                 N.A.
     (c)...................................................                 N.A.
     (d)...................................................                 N.A.
     (e)...................................................                 6.11
316  (a)(last sentence)....................................                 N.A.
     (a)(1)(A).............................................                 N.A.
     (a)(1)(B).............................................                 N.A.
     (a)(2)................................................                 N.A.
     (b)...................................................                 N.A.
     (c)...................................................                 2.12
317  (a)(1)................................................                 N.A.
     (a)(2)................................................                 N.A.
     (b)...................................................                 N.A.
318  (a)...................................................                 N.A.
     (b)...................................................                 N.A.
     (c)...................................................                12.01

N.A. means not applicable.
*This Cross-Reference Table is not part of this Indenture.

          Indenture, dated as of                , 2001, among The FINOVA Group
Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Trustee.

          WHEREAS, the Company and certain of its subsidiaries filed for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

          WHEREAS, the Bankruptcy Court has approved the joint plan of reorganization of the Company and such subsidiaries (the "Plan"); and

          WHEREAS, as part of the Plan, the Company has agreed to issue the Notes (as defined herein) to certain holders of indebtedness of Finova Capital Corporation, a subsidiary of the Company ("Finova Capital"), outstanding on the date the Plan was approved by the Bankruptcy Court;

          NOW, THEREFORE, the Company and the Trustee agree as follows for the equal and ratable benefit of the holders of the Company's 7.5% Senior Secured Notes with Contingent Interest due 2016:

                                  ARTICLE 1.
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

          Section 1.01.  Definitions.

          "Additional Notes" means 7.5% Senior Secured Notes with Contingent Interest due 2016, issued from time to time under this Indenture after the Issue Date.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agent" means any Registrar or Paying Agent.

          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that apply to such transfer and exchange.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Berkadia" means Berkadia LLC and its successors.

          "Berkadia Credit Agreement" means that certain Credit Agreement, dated
as of      , 2001 by and between Finova Capital and Berkadia.

          "Berkadia Interest Payment Date" means each date on which interest payments are due and payable under the Berkadia Loan.

          "Berkadia Loan" means the $6,000,000,000 aggregate principal amount secured term loan to Finova Capital from Berkadia pursuant to the Berkadia Credit Agreement, and the secured Guarantees thereof by the Company and its Subsidiaries, as such Indebtedness may be refunded, refinanced, replaced, renewed, repaid or extended.

          "Berkshire" means Berkshire Hathaway Inc., a Delaware corporation.

          "Board of Directors" means the Board of Directors of the Person or any authorized committee of the Board of Directors.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Interests" means:

                    (i) in the case of a corporation, corporate stock (whether designated as common or preferred);

                    (ii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                    (iii) in the case of a partnership, partnership interests (whether general or limited); and

                    (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Collateral" means the (i) Outstanding Capital Interests of Finova Capital now or hereafter owned by the Company, the Intercompany Note and all dividends and distributions on and proceeds of such capital stock and (ii) the Intercompany Note.

          "Collateral Agent" means the Collateral Agent named in the Security Agreements, in its capacity as Collateral Agent, until a successor replaces it in accordance with the applicable provisions of this Indenture and the Security Agreements, and thereafter means the successor.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Common Interests" means any Capital Interests of any class which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up and which are not subject to redemptions by the Company.

          "Contingent Interest" means the up to $100,000,000 (as such amount may be reduced to reflect a decrease in the principal amount of Notes Outstanding as a result of repurchases by the Company pursuant to Section 4.06(a)(iii) hereof, but not prepayments or repayments by the Company pursuant to Section 4.06(a)(v)(A) or Article 3 hereof) contingent interest on the Notes to be paid from cash and cash equivalents as provided for in Section 4.06(a)(vii) hereof.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Credit Rating" means the rating assigned to the Notes by Moody's Investor Service, Inc. (or any successor to the rating agency business thereof) or by Standard & Poor's Ratings Group (or any successor to the rating agency business thereof).

          "Deemed Restricted Payments" means any declaration or payment of any dividend, making of a distribution, or purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company that would have been Restricted Payments prior to repayment of the Notes.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto without the Global Note Legend.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Effective Date" has the meaning set forth in the Plan.

          "Equity Interests" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests); provided, however, that for the purposes of this Indenture, the right of the Holders to receive Contingent Interest shall not constitute Equity Interests of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "First Lien Debt" means Indebtedness of the Company under the Berkadia Loan.

          "Fixed Interest" means the interest payable on the Notes other than any Contingent Interest.

          "Foreclosure Indebtedness" means Indebtedness of any Person either (i) existing at the time that such Person becomes a Subsidiary of the Company or any of its Subsidiaries provided that such Person becomes a Subsidiary of the Company as a result of a pre-existing bona fide obligation to the Company or any of its Subsidiaries, (ii) assumed in connection with the acquisition of assets from any such Person provided that such Person had a pre-existing bona fide obligation to the Company or any of its Subsidiaries and that if the Indebtedness so assumed was secured, the Company and its Subsidiaries shall not agree to extend such security interest to any new assets or to any assets of the Company and its Subsidiaries other than the assets of such Person or (iii) incurred to Refinance any Indebtedness described in (i) or (ii) above, subject to the same limitations contained in the proviso to the definition of Refinancing Indebtedness.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

          "Global Note Legend" means the legend set forth in Section 2.07(b) hereof.

          "Global Notes" means the Global Notes, in the form of Exhibit A hereto issued in accordance with Sections 2.01 or 2.07 hereof.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner of all or any part of any Indebtedness.

          "Holder" means the Person in whose name a Note is registered on the Registrar's books.

          "Impermissible Deemed Restricted Payment" means a Deemed Restricted Payment that, if made by the Company or any of its Subsidiaries, would (i) render such entity insolvent, (ii) be a fraudulent conveyance by such entity or
(iii) not be permitted to be made by such entity under applicable law.

          "Impermissible Restricted Payment" means a Restricted Payment that, if made by the Company or any of its Subsidiaries, would render such entity insolvent, would be a fraudulent conveyance by such entity or would not be permitted to be made by such entity under applicable law.

          "Indebtedness" means, with respect to any Person, at any date of determination (without duplication): (i) all indebtedness of such Person in respect of borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all Indebtedness referred to in clauses (i) through (iii) hereof of other Persons secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person,
(v) all Indebtedness of other Persons guaranteed by such Person and (vi) to the extent not otherwise included in this definition, obligations under currency agreements and interest rate agreements; provided, however, that for purposes of this Indenture, the right of Holders to receive Contingent Interest shall not constitute Indebtedness of the Company. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation of the types described above. The accretion of interest with respect to Indebtedness issued with original issue discount shall not constitute an incurrence of additional Indebtedness and Indebtedness shall not include any liability for federal, state, local or other taxes.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds an interest in the Notes through a Participant.

          "Initial Notes" means the 7.5% Senior Secured Notes with Contingent Interest due 2016 issued under this Indenture on the Issue Date.

          "Intercompany Note" means the promissory note of Finova Capital issued to the Company in an aggregate principal amount equal to the principal amount of Notes issued under this Indenture.

          "Interest" means all Fixed Interest and Contingent Interest on the Notes.

          "Issue Date" means                 , 2001.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, [and no interest shall accrue on such payment for the intervening period.]

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Maturity Date" means              , 2016.

          "Non--Recourse Indebtedness" means, with respect to any Person, Indebtedness or the portion of Indebtedness (A) as to which neither the Company nor any of its Subsidiaries other than a Subsidiary incurring such Indebtedness
(1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) is directly or indirectly liable or
(3) constitutes the lender and (B) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of such Person to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Note Custodian" means the Trustee, when serving as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

          "Notes" means the Initial Notes and the Additional Notes.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Administrator, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

          "Officer's Certificate" means a certificate signed on behalf of each Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
12.05 hereof. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Outstanding" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture; except:

          (a) Notes previously cancelled and delivered to the Trustee or delivered to the Trustee for cancellation;

          (b) Notes for whose payment or prepayment money in the necessary amount has been previously deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that if such Notes are to be prepaid, notice of such prepayment has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

          "Participant" means a Person who has an account with DTC.

          "Permitted Acquisitions" means any acquisition of businesses (A) acquired by foreclosure or in full or partial satisfaction of a bona fide obligation to the Company or any of its Subsidiaries existing prior to such acquisition or (B) related to an existing customer or to a transaction or property in which the Company or its Subsidiaries has an interest and the entity to make such acquisition has determined in good faith that such acquisition is in furtherance of maximizing the ultimate recovery from such entity's asset portfolio.

          "Permitted Indebtedness" means (A) Indebtedness outstanding (or deemed outstanding under the Plan) on the Effective Date of the Plan including the Berkadia Loan, the Notes and the Intercompany Note; (B) Refinancing Indebtedness; (C) Indebtedness at any time outstanding of up to $25,000,000, excluding Indebtedness outstanding under clauses (A), (B), (D) or (E) hereof; provided, however, that availability under this clause (C) shall be reduced by the aggregate liquidation preference of any preferred equity interests issued to any Person other than the Company or one of its Subsidiaries in accordance with
Section 4.08; (D) Foreclosure Indebtedness and (E) intercompany Indebtedness between or among the Company and/or any of its Subsidiaries.

          "Permitted Nonrecourse Indebtedness" means Indebtedness incurred in connection with the acquisition or lease (as lessor) of equipment or real estate
(a) that is secured solely by the equipment or real estate acquired or leased,
(b) with respect to which the holder of such Indebtedness has recourse only to such equipment or real estate and (c) which is otherwise nonrecourse to the Company or any of its Subsidiaries, provided that all proceeds of such Indebtedness, less reasonable expenses incurred in connection with such acquisition or lease, are used as provided in Section 4.06 hereof.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or any other entity.

          "Plan" means the Third Amended and Restated Joint Plan of Reorganization in the Chapter 11 cases of the Company and certain of its Subsidiaries, dated June 13, 2001, as such plan may be amended, modified, supplemented or restated from time to time.

          "Refinancing Indebtedness" means Indebtedness of the Company or any of its Subsidiaries that is incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance") any Indebtedness existing on the Effective Date of the Plan or incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary and Indebtedness of any Subsidiary that refinances Indebtedness of another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that
(A) such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate accreted value) not exceeding the then Outstanding amount of the Indebtedness being refinanced, plus a reasonable premium (except that no such premium may be paid with respect to the Berkadia Loan) and reasonable costs and expenses paid or incurred in connection with such refinancing; (b) except with respect to Refinancing Indebtedness incurred to refinance (i) the Notes, (ii) Foreclosure Indebtedness or (iii) Permitted Indebtedness not issued under the Plan, such Refinancing Indebtedness shall either (1) not have a Weighted Average Life to Maturity or maturity date that is earlier than the Indebtedness being refinanced or (2) be Non-Recourse Indebtedness and (c) if the Indebtedness being refinanced is subordinate to the Notes, then such Refinancing Indebtedness shall be subordinated to the Notes at least to the same extent, and if the Indebtedness being refinanced is pari passu with the Notes, then such Refinancing Indebtedness shall be either pari passu with or subordinated to the Notes.

          "Responsible Officer" when used with respect to the Trustee and/or the Collateral Agent, means any officer of the Trustee or the Collateral Agent, as applicable, with direct responsibility for the administration of the Indenture or the Security Agreements and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payment" means:

          (i) the declaration or payment of any dividend or the making of any distribution on account of the Company's Equity Interests (other than dividends or distributions payable in Equity Interests of the Company); or

          (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company other than redemptions, acquisitions or retirements solely in exchange for Equity Interests of the Company.

          "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

          "Security Agreements" means the Collateral Trust Agreement dated on or about the date of this Indenture by and among the Trustee, Berkadia, the Company and the Collateral Trustee thereunder in substantially the form of Exhibit B hereto and the Security Agreement dated on or about the date of this Indenture by and among the Company and the Collateral Agent relating to the Collateral and substantially in the form attached as Exhibit C hereto, as such agreements may be amended, modified, supplemented or restated from time to time.

          "Stated Maturity" means, with respect to any security, including the Notes, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to mandatory redemption provisions.

          "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the total voting power of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such other Person is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)77aaa-77bbbb), as amended, as in effect on the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the Issue Date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trustee" means the Person named as Trustee in the preamble hereto until a successor replaces such Person or another successor in accordance with this Indenture and, thereafter, means such successor.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

          Section 1.02. Other Definitions.

                                                                           Defined in
                                       Term                                  Section
          ---------------------------------------------------------------  ----------
          "Authentication Order".........................................       2.03
          "Bankruptcy Court".............................................     Preamble
          "Company"......................................................     Preamble
          "incur"........................................................       4.08
          "Contingent Interest Payment Date".............................       2.02
          "Covenant Defeasance"..........................................       8.03
          "Custodian"....................................................       6.01
          "Determination Period".........................................
          "DTC"..........................................................       2.04
          "Event of Default".............................................       6.01
          "Interest Payment Date"........................................       2.02
          "Interest Record Date".........................................       2.02
          "Legal Defeasance".............................................       8.02
          "Maximum Price"................................................       4.06
          "Paying Agent".................................................       2.04
          "Principal Payment Date".......................................       2.02
          "Registrar"....................................................       2.04

          Section 1.03. Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "Indenture securities" means the Notes;

          "Indenture security holder" means a Holder of a Note;

          "Indenture to be qualified" means this Indenture;

          "Indenture Trustee" or "institutional Trustee" means the Trustee; and

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

          Section 1.04. Rules of Construction.

          Unless the context otherwise requires:

                         (A)   a term has the meaning assigned to it herein;

                         (B) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                         (C)   "or" is not exclusive;

                         (D) words in the singular include the plural, and in the plural include the singular;

                         (E) provisions apply to successive events and transactions; and

                         (F) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                  ARTICLE 2.
                                   THE NOTES

          Section 2.01. Form and Dating.

          (a) The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, custom or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b)  Global Notes.  Notes shall be issued initially in the form of one or
          ------------
more permanent global Notes in definitive, fully registered form without interest coupons and with the Global Notes Legend set forth in Section 2.07(b) hereof (each, a "Global Note"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. Such Global Notes shall be deposited on behalf of the Holders with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by endorsements made on such Global Notes by the Trustee and the Depositary or its nominee as hereinafter provided. Additional Notes may be issued, authenticated and delivered pursuant to Section 2.15 hereof.

     (c)  Book-Entry Provisions.  This Section 2.01(c) shall apply only to
          ---------------------
Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

     (d)  Certificated Securities.  If at any time the Depositary notifies the
          -----------------------
Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible under this Section 2.01, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to
Section 2.02 that the Notes be represented by Notes in global form shall no longer be effective and the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of definitive Notes, will authenticate and deliver, Notes in definitive form, in authorized denominations, in an aggregate principal amount and like terms and tenor equal to the principal amount of the Global Notes in exchange for such Global Notes.

          The Company may at any time and in its sole discretion determine that individual Notes issued in global form shall no longer be represented by such Notes in global form. In such event, the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of definitive Notes of the same terms and tenor, will authenticate and deliver Notes in definitive form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          If specified by the Company pursuant to Section 2.02 with respect to Notes issued in global form, the Depositary may surrender Notes in global form in exchange in whole or in part for Notes in definitive form and of like terms and tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of a Company order for the authentication and delivery of definitive Notes, shall authenticate and deliver, without service charge to the holders:

          (a) to each Person specified by such Depositary a new definitive Note or Notes of the same tenor, in authorized denominations, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

          (b) to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of the definitive Notes delivered to holders pursuant to clause (a) above.

          (c) Upon the exchange of a Global Note for Notes in definitive form, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee. Notes issued in definitive form in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Notes to or as directed by the Persons in whose names such Notes are so registered or to the Depositary.

          Section 2.02. Title and Terms.

          Subject to and, to the extent cash or cash equivalents are available for payment of principal on the Notes in accordance with Section 4.06 hereof,
principal on the Notes shall be payable on each      and     , commencing     ,
2001 (each a "Principal Payment Date"), to the Holders of record of the Notes at
the close of business on     and    , respectively, immediately preceding such
Principal Payment Date. Principal and Fixed Interest on the Notes, to the extent not previously paid in full in cash in accordance with Section 4.06
hereof, shall be due and payable on the Stated Maturity which shall be       ,
2009.

          The Notes shall be known and designated as the "7.5% Senior Secured Notes with Contingent Interest due 2016" of the Company. Fixed Interest on the Notes shall accrue at the rate of 7.5% per annum. Interest shall be paid in accordance with the provisions of Section 4.06 hereof. Subject to and in accordance with the provisions of Section 4.06 hereof, Interest shall be payable
on each                  and                   , commencing               , 2001
(each an "Interest Payment Date"), to the Holders of record of the Notes at the
close of business on            and            , respectively, immediately
preceding such Interest Payment Date (each an "Interest Record Date"). All obligations with respect to Contingent Interest shall cease on the Maturity Date.

          Section 2.03. Execution and Authentication.

          An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by an Officer ("Authentication Order") directing the Trustee to authenticate the Notes, authenticate Notes for original issue.

          The Trustee may (at the Company's expense) appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          Section 2.04. Registrar and Paying Agent.

          The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and
(ii) an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars or one or more additional paying agents. The term "Registrar" includes any co-registrars and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to any Definitive Notes.

          Section 2.05. Paying Agent to Hold Money in Trust.

          Not later than 10:00 a.m. New York City time on each due date of the principal or Interest on any of the Notes, the Company shall deposit with the Paying Agent money, in immediately available funds, sufficient to pay such principal or Interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

          Section 2.06. Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S)312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S)312(a).

          Section 2.07. Transfer and Exchange.

          (a) When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          The Registrar shall not be required to register the transfer of or exchange any Note selected for prepayment in whole or in part, except the portion not being paid of any Note being prepaid in part.

          The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of prepayment of Notes under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for prepayment in whole or in part, except the portion not being paid of any Note being prepaid in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 and 9.05 hereof, which shall be paid by the Company).

          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and Interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (b) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH

     AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (c) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or the Company has repurchased a particular Global Note or a particular Global Note has been prepaid, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          Section 2.08. Replacement Notes.

          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          Section 2.09. Outstanding Notes.

          The Notes Outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.09 as not Outstanding. A Note does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          Section 2.10. Temporary Notes.

          Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of an Authentication Order. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall upon receipt of an Authentication Order authenticate Definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

          Section 2.11. Cancellation.

          The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired pursuant to Section 4.06(a)(iii) or 4.06(b)(vi)(A)(iii) hereof, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedure, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it.

          Section 2.12. Record Date.

          The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA (S)316(c).

          Section 2.13. Computation of Fixed Interest.

          Fixed Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Section 2.14. CUSIP Number.

          The Company in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of prepayment or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

          Section 2.15. Issuance of Additional Securities.

          The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance. The Initial Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

          With respect to any Additional Notes, the Company shall set forth in an Officer's Certificate, a copy of which shall be delivered to the Trustee, the following information:

          (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (b)  the issue date and the CUSIP number of such Additional Notes; and

          (c) whether such Additional Notes shall be subject to restrictions on transfer.

                                  ARTICLE 3.
                                  PREPAYMENT

          Section 3.01. Notices to Trustee.

          If the Company elects to prepay the principal of the Notes pursuant to the optional prepayment provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least [10] days but not more than 60 days before a prepayment date, an Officer's Certificate setting forth (i) the clause of this Indenture pursuant to which the prepayment shall occur, (ii) the prepayment date, (iii) the principal amount of Notes to be prepaid and (iv) the prepayment price.

          Section 3.02. Selection of Notes to be Prepaid.

          If less than all of the Notes are to be prepaid at any time, the Trustee shall select the Notes to be prepaid among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method as the Trustee shall deem fair and appropriate in consultation with the Company. In the event of partial prepayment by lot, the particular Notes to be prepaid shall be selected, unless otherwise provided herein, not less than 30 days prior to the prepayment date by the Trustee from the Outstanding Notes not previously called for prepayment.

          The Trustee shall promptly notify the Company in writing of the Notes selected for prepayment and, in case of any Note selected for partial prepayment, the principal amount thereof to be prepaid. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be prepaid, the entire Outstanding amount of Notes held by such Holder, even if not a multiple of $[1,000], shall be prepaid. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for prepayment also apply to portions of Notes called for prepayment.

          Section 3.03. Notice of Prepayment.

          Subject to the provisions of Section 3.07 hereof, at least [10] days but not more than 60 days before a prepayment date, the Company shall mail or cause to be mailed by first class mail, a notice of prepayment to each Holder whose Notes are to be prepaid at its registered address.

          The notice shall identify the Notes to be prepaid and shall state:

                              (A)   the prepayment date;

                              (B)   the prepayment price for the Notes and
                         accrued and unpaid Fixed Interest, if any;

                              (C) if any Note is being prepaid in part, the portion of the principal amount of such Note to be prepaid and that, after the prepayment date, upon surrender of such Note, a new Note or Notes in principal amount equal to the portion not being prepaid shall be issued;

                              (D)   the name and address of the Paying Agent;

                              (E) that Notes called for prepayment must be surrendered to the Paying Agent to collect the prepayment price;

                              (F) that, unless the Company defaults in making such prepayment, Fixed Interest on Notes called for prepayment ceases to accrue on and after the prepayment date;

                              (G) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for prepayment are being prepaid; and

                              (H) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of prepayment in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days, or such shorter period as the Trustee may agree, prior to the prepayment date an Officer's Certificate and an order directing that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

          Section 3.04. Effect of Notice of Prepayment.

          Once notice of prepayment is mailed in accordance with Section 3.03 hereof, Notes called for prepayment become irrevocably due and payable on the prepayment date at the prepayment price plus accrued and unpaid Fixed Interest to such date. A notice of prepayment may be conditional. Upon surrender of any of the Notes called for prepayment to the Paying Agent, such Notes shall be paid on the prepayment date at the prepayment price, plus accrued and unpaid Fixed Interest to such date.

          Section 3.05. Deposit of Prepayment Price.

          At or prior to 10:00 a.m., New York City time, on the prepayment date, the Company shall deposit with the Trustee or with the Paying Agent money, in immediately available funds, sufficient to pay the prepayment price of and accrued and unpaid Fixed Interest on all Notes to be prepaid on that date. The Trustee or the Paying Agent shall promptly return to the Company upon their written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the prepayment price of and accrued and unpaid Fixed Interest on all Notes to be prepaid.

          If Notes called for prepayment are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the prepayment price of and unpaid and accrued Fixed Interest on all Notes to be prepaid, on and after the prepayment date Fixed Interest shall cease to accrue on the Notes or the portions of Notes called for prepayment (regardless of whether certificates for such securities are actually surrendered); provided, however, Contingent Interest will continue to accrue on each Note prepaid pursuant to this Article 3 until such Note is cancelled pursuant to Section 2.11 hereof. If a Note is prepaid on or after an Interest Record Date but on or prior to the related Fixed Interest payment date, then any accrued and unpaid Fixed Interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for prepayment shall not be so paid upon surrender for prepayment because of the failure of the Company to comply with the preceding paragraph, Fixed Interest shall be paid on the unpaid principal from the prepayment date until such principal is paid at the rate provided in the Notes and in Section 4.01 hereof.

          Section 3.06. Notes Prepaid in Part.

          Upon surrender of a Note that is prepaid in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unprepaid portion of the Note surrendered.

          Section 3.07. Optional Prepayment.

          Subject to compliance with the provisions of Section 4.06, the Company may, at its option, prepay the Notes in whole at any time or in part from time to time at a prepayment price equal to the principal amount of the Notes or portion thereof being prepaid (subject to the right of Holders of record on the relevant record date to receive Fixed Interest due on the related Interest Payment Date) but without any premium or penalty of any kind, plus accrued and unpaid Fixed Interest to the prepayment date.

                                  ARTICLE 4.
                                   COVENANTS

          Section 4.01. Payment of Notes.

          The Company shall pay or cause to be paid the principal of and Interest on the Notes on the dates and in the manner provided in Section 4.06 hereof. An installment of principal and Interest, shall be considered paid for all purposes hereunder on the date the Paying Agent (if other than the Company, a Subsidiary of the Company or an Affiliate of either of them) holds, as of 10:00 a.m. (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal and Interest then due. If the Company, any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal or Interest shall be considered paid on the due date thereof only if the entity acting as Paying Agent complies with the penultimate sentence of Section 2.05.

          Section 4.02. Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange or for presentation of prepayment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.04 hereof.

          Section 4.03. Reports.

          Whether or not required by the rules and regulations of the Commission, so long as any Notes are Outstanding, the Company will file with the Commission, to the extent such submissions are accepted for filing by the Commission, and furnish to the Trustee within 15 days of the time periods specified in the Commission's rules and regulations for filing reports, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports and (iii) as long as the Company is required to file information or reports with the Commission by Section 13(a) or 15(d) under the Exchange Act, such information or reports. The Trustee will provide, at the Company's expense, copies of any such information or reports to any Holder that requests copies of such information or reports.

          Section 4.04. Compliance Certificate.

               On or before a date not more than 90 days after the end of each fiscal year of the Company, the Company shall deliver to the Trustee a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the treasurer of the Company stating that a review has been conducted of the Company's performance under this Indenture and that the Company has fulfilled all obligations hereunder, or, if there has been a Default or an Event of Default, specifying each such Default and Event of Default and the nature and the status thereof. The Company shall also notify the Trustee within 30 days of any such officer having actual knowledge of any Default or Event of Defaults under this Indenture. The Company shall also comply with TIA (S)314(a).

          Section 4.05. Stay, Extension and Usury Laws.

          The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, (i) that would prohibit or forgive the Company from paying all or a portion of the principal of or Interest on the Notes as contemplated herein or (ii) that may otherwise affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          Section 4.06. Use of Cash.

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, use cash and cash equivalents in a manner prohibited or not provided for by this Section 4.06. The Company shall and shall cause its Subsidiaries to apply cash and cash equivalents during any fiscal quarter beginning on the fiscal quarter immediately following the Issue Date, as such cash and cash equivalents shall be stated on the Company's consolidated balance sheet prepared in accordance with GAAP as of the end of the immediately preceding fiscal quarter (or as of the end of the fiscal quarter during which the Issue Date occurs in the case of the first fiscal quarter following the Issue Date or as of any interim date for which the Company prepares a consolidated balance sheet in accordance with GAAP),

                    (i) FIRST, for the Company or any of its Subsidiaries: (A) to pay or to fund their respective operating expenses, taxes, reasonable reserves (which reserve amounts shall be determined in good faith by the Company or the Subsidiary setting such reserves) for revolving commitments, unfunded commitments and general corporate purposes; (B) to pay, when due, interest on and principal of Permitted Indebtedness of the Company or such Subsidiary (other than, (x) in the case of Finova Capital, the Berkadia Loan and the Intercompany Note and (y) in the case of the Company, the Notes); (C) to pay, when due, interest on and principal of any Refinancing Indebtedness incurred to refinance the Permitted Indebtedness that may be paid under clause (B); (D) to pay, when due, interest on the Berkadia Loan, or to fund a reserve to pay interest due during the current or next succeeding fiscal quarter on the Berkadia Loan; and (E) to make payments permitted under Section 4.07(b) (provided that any payments described in clause (v) of such proviso shall not exceed $1 million per year); provided, however, that the Company and the Company's Subsidiaries may make distributions to their respective parent entities, and such parent entities, including the Company, shall use the proceeds of such distributions, plus any other cash such entity has available for such purpose, to satisfy their respective obligations under this Section 4.06(a)(i) (it being understood that the listing of subclauses (A) through (E) herein shall be for ease of reference only and shall not imply or require any priority of allocation or payment within this Section 4.06(a)(i));

                    (ii) SECOND, to pay, when due, interest on the Intercompany Note to the Company, and the Company shall use the proceeds thereof together with any other cash the Company has available for such purpose, to pay accrued and unpaid Fixed Interest on the Notes on each Interest Payment Date;

                    (iii) THIRD, at the option of the Company, to cause Finova Capital to make prepayments of principal and accrued interest on the Intercompany Note; the Company shall use the proceeds from any such prepayments, plus any other cash the Company has available and elects to use for such purpose, to purchase Notes (including all obligations to pay Contingent Interest in respect of such Notes) at a purchase price not to exceed the outstanding principal amount of such Note plus accrued and unpaid Fixed Interest thereon to the purchase date (the "Maximum Price") through, at the Company's discretion, (1) tender offers, (2) open market purchases and (3) privately negotiated transactions; provided, however, that if no payment Obligation under the Berkadia Loan is outstanding, such purchases of Notes shall not exceed $150.0 million in the aggregate in any single calendar year and in no event will the aggregate amount of such distributions or uses of cash exceed $1,500,000,000; provided, further, that any such purchases of Notes by the Company shall be made pursuant to procedures adopted by the Company's Board of Directors to protect against preferring or discriminating against Berkshire or its Affiliates with respect to such purchases;

                    (iv) FOURTH, in the case of the Company's Subsidiaries, to make distributions to Finova Capital, or in the case of the Company, to make contributions to Finova Capital, and Finova Capital shall use the proceeds of such distributions or contributions, plus any other cash Finova Capital has available for such purpose, to repay principal of the Berkadia Loan as required under the Berkadia Credit Agreement;

                    (v) FIFTH, until the principal of and Fixed Interest on the Notes are each paid in full, to (A) pay principal on the Intercompany Note, which amounts the Company shall use to repay principal of the Notes until the principal has been paid in full and/or, at the Company's option, to prepay all or part of the Notes pursuant to Section 3.07, and (B) to make distributions in respect of Finova Capital's Equity Interests held by the Company, which amounts the Company shall use to make Restricted Payments unless the making of any such Restricted Payment would be an Impermissible Restricted Payment, in which event the Company shall retain such amounts and any such retained amounts shall accumulate and shall be used to make Restricted Payments at such time or from time to time, when such Restricted Payments are not Impermissible Restricted Payments; provided, however, that each incremental payment of $0.95 pursuant to clause (A) shall require, to the extent permitted by applicable law, a distribution pursuant to clause (B) of $0.05;

                    (vi) SIXTH, until an amount equal to 5.263% of the aggregate principal amount of the Notes issued under this Indenture in accordance with the Plan (whether on the Issue Date or thereafter) has been used either to (A) make Restricted Payments to the Company's holders of Common Stock under Section 4.06(a)(v)(B) after repayment in full of principal and Fixed Interest on the Notes, to make Deemed Restricted Payments, unless the making of such Deemed Restricted Payments would be an Impermissible Deemed Restricted Payment, in which event the Company shall retain all such amounts and any such retained amounts shall accumulate and shall be used to make Deemed Restricted Payments at such time, or from time to time, as such payments are not Impermissible Deemed Restricted Payments; and

                    (vii) SEVENTH, until an aggregate of up to $100,000,000 (as such amount may be reduced to reflect a decrease in the principal amount of Notes Outstanding as a result of purchases by the Company of Notes in accordance with Section 4.06(a)(iii) (but not as a result of repayments made by the Company in accordance with Section 4.06(a)(v)(A) or Article 3 hereof)) has been paid as Contingent Interest, to make distributions to the Company (A) 95% of which the Company shall use to pay Contingent Interest to Holders of Outstanding Notes pro rata based upon the respective aggregate principal amount of each Holder's Notes and (B) 5% of which the Company will use to make Deemed Restricted Payments (unless the making of such Deemed Restricted Payments would be an Impermissible Deemed Restricted Payment, in which event the Company shall retain such amounts, and any retained amounts shall accumulate and shall be used to make Deemed Restricted

          Payments at such time or from time to time, as such payments are not Impermissible Deemed Restricted Payments); provided, further, however, that the Company shall not be required to pay, nor shall it be a Default or Event of Default not to pay, Contingent Interest after the Maturity Date;

                    (viii) EIGHTH, provided, however, that, notwithstanding the foregoing, it shall not be a default of this Section 4.06 if a Subsidiary does not make distributions to its parent entity as set forth in Sections 4.06(a)(i)-(vii) above if such dividends or distributions would be Impermissible Restricted Payments or Impermissible Deemed Restricted Payments.

          (b) Funding and payments in respect of any Refinancing Indebtedness shall have the same priority in this Section 4.06 as corresponds to the Indebtedness so refinanced.

          (c) For purposes of clause 4.06(a)(i) above, "general corporate purposes" shall not include any acquisitions of businesses other than Permitted Acquisitions.

          (d) The Company shall cause its Subsidiaries to make distributions, to the extent permitted by applicable law, to permit the application of cash and cash equivalents as set forth in Section 4.06(a).

          Section 4.07. Restricted Payments.

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payments, except such Restricted Payments that are permitted or required by Section 4.06 hereof or the following paragraph.

          (b)  The preceding paragraph will not prohibit:

                    (i) the repurchase of Capital Interests to eliminate fractional Capital Interests or odd-lots, whether pursuant to a reverse stock-split, odd-lot tender offer or otherwise;

                    (ii) cash payments in lieu of issuance of fractional Capital Interests in connection with the exercise of any warrants, rights, options or other securities convertible into or exchangeable for Equity Interests of the Company;

                    (iii) the deemed repurchase of the Company's Equity Interests by the Company on the cashless exercise of stock options, if such Equity Interests represent a portion of the exercise price thereof;

                    (iv) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets which such transaction complies with the provisions of this Indenture; or

                    (v) repurchases, redemptions, acquisitions or retirements of Equity Interests of the Company from employees, directors or officers of the Company and its Subsidiaries;

          provided that the aggregate of all payments in clauses (i) through (v) above shall not exceed $5.0 million in any calendar year.

          Section 4.08. Incurrence of Indebtedness.

          The Company will not, and will not permit Finova Capital or any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness other than Permitted Indebtedness or Permitted Nonrecourse Indebtedness.

          Section 4.09. Existence.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence and the existence of Finova Capital in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) the rights (charter and statutory), licenses and franchises of the Company and Finova Capital.

          Section 4.10. Limitations on Issuance of Capital Stock of
                        Subsidiaries.

          The Company shall not permit Finova Capital to issue or sell any Capital Stock (other than to the Company) and shall not permit any of its other Subsidiaries to issue any preferred Equity Interests to any Person (other than the Company or a wholly owned Subsidiary of the Company); provided, however, that such Subsidiaries may issue preferred Equity Interests such that the liquidation preference of such preferred Equity Interests does not exceed the amount of Indebtedness that would be permitted to be incurred under Section 4.08 hereof if the liquidation preference of such preferred Equity Interest were treated as Indebtedness for purposes of Section 4.08.

          Section 4.11. Dividend and Other Payment Restrictions Affecting
                        Subsidiaries

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any restriction on the ability of any Subsidiary to (a) make any Restricted Payment,
(b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries.

          The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (a)  the Notes;

          (b)  this Indenture;

          (c)  the Berkadia Loan;

          (d)  the Intercompany Note;

          (e) the contracts or agreements existing as of February 26, 2001 restricting special purpose Subsidiaries listed on Schedule 4.11 hereof;

          (f)  applicable law;

          (g) Refinancing Indebtedness containing restrictions no more restrictive, taken as a whole, than those contained in the Indebtedness so refinanced;

          (h) Permitted Indebtedness described in clause (C) or (D) of the definition of "Permitted Indebtedness;" provided, however, that restrictions contained therein are no more restrictive, taken as a whole, than those contained in any Permitted Indebtedness; or

          (i) Permitted Nonrecourse Indebtedness incurred by any special purpose Subsidiary.

          Section 4.12. Further Instruments and Acts.

          Upon the request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          Section 4.13. Payment of Taxes and Other Claims.

          The Company shall, and shall cause each of its Subsidiaries, to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is taxed as a corporation under the Code or
(c) the property of the Company or any such Subsidiary and (ii) all material, lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided, however, that there shall not be required to be paid or discharged any such tax, assessment, charge or claim if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate provision therefor has made.

          Section 4.14. Maintenance of Insurance.

          The Company will provide or cause to be provided, for itself and its Subsidiaries, insurance against loss or damage of the kinds customarily insured against by entities similarly situated and owning like properties, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for entities similarly situated in the industry in which the Company or such Subsidiary, as the case may be, is then conducting business.

          Section 4.15. Fall-Away Provision.

          The Company's and its Subsidiaries' obligations to comply with Sections 4.07, 4.08, 4.10, 4.11, 4.13 and 4.14 will be terminated upon the payment in full in accordance with the provisions of this Indenture, or the provision for payment in full in accordance with the terms of this Indenture, including Article 8, of the principal and accrued and unpaid Fixed Interest on all Outstanding Notes and such provisions shall thereafter cease to be of any further effect.

                                  ARTICLE 5.
                                  SUCCESSORS

          Section 5.01. Mergers and Consolidation.

          The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, unless:

                    (i) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                    (ii) immediately after such consolidation or merger there is no default or event that, with the passage of time or notice or both, would be a Default or Event of Default under this Indenture; and

                    (iii) the Credit Rating of the surviving entity immediately following the merger or consolidation would not be lower than that of the Company immediately prior to the effectiveness of the merger or consolidation.

          Notwithstanding the foregoing provisions of this Section 5.01, the Company may merge or consolidate with and into Finova Capital; provided, however, that upon the consummation of such merger or consolidation, the Company and the Trustee execute a supplemental indenture and such additional agreements, including security agreements, as may be necessary or advisable to secure the Company's obligations under this Indenture and the Notes to the same extent as, and with the same collateral as, Finova Capital's obligations under the Intercompany Note are secured.

          Section 5.02. Successor Corporation Substituted.

          Upon any consolidation or merger of the Company in accordance with
Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged shall succeed to, and be substituted for (so that from and after the date of such consolidation or merger, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and Interest on the Notes.

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

          Section 6.01. Events of Default.

          Each of the following constitutes an "Event of Default":

                        (i) the failure of the Company to pay all or any part of the unpaid principal on the Notes when and as the same becomes due and payable at maturity, upon prepayment, by acceleration, or otherwise;

                        (ii) failure by the Company to pay installments of Fixed Interest in full on the Notes for two consecutive Interest Payment Dates;

                        (iii) failure by the Company or any of its Subsidiaries to observe or perform the provisions of Sections 4.01 or 4.06 for 30 days;

                        (iv) failure by the Company to observe or perform in all material respects any other covenant or agreement on the part of the Company contained in the Notes, this Indenture or the Security Agreements if such failure is not remedied within 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, in either case specifying such default, requiring that such default be remedied and stating that such notice is a "Notice of Default;"

                        (v) either the Company or Finova Capital, pursuant to or within the meaning of Bankruptcy Law:

                                   (A)   commences a voluntary case,

                                   (B)   consents to the entry of an order for
                        relief against it in an involuntary case,

                                   (C)   consents to the appointment of a
                        Custodian of it or for all or substantially all of its property, or

                                   (D)   makes a general assignment for the
                        benefit of its creditors; or

                        (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                   (A)   is for relief against either the
                        Company or Finova Capital in an involuntary case;

                                   (B)   appoints a Custodian of either the
                        Company or Finova Capital or for all or substantially all of the property of either the Company or Finova Capital; or

                                   (C)   orders the liquidation of either the
                        Company or Finova Capital;

          and the order or decree remains unstayed and in effect for 60 consecutive days.

          The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clauses (ii) or (iii) of this Section 6.01.

          Section 6.02. Acceleration.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued Interest on the Outstanding Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of and accrued Interest shall be immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default as described in (v) and (vi) of Section 6.01 hereof, the Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.

          Section 6.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture, or otherwise) to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Agreements.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          Section 6.04. Waiver of Past Defaults.

          Subject to Section 9.02, the Holders of a majority in aggregate principal amount of the Notes then Outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture (including any acceleration other than an automatic acceleration resulting from an Event of Default under clause (v) or (vi) of Section 6.01 hereof) except a continuing Default or Event of Default in the payment of Interest on, or the principal of, the Notes or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected; provided, however, that in determining whether the Holders of the required principal amount of Notes have concurred in any such waiver, Notes owned by the Company, or by any Affiliate of the Company, shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, only Notes which such Trustee knows are so owned shall be disregarded. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          Section 6.05. Control by Majority.

          The Holders of a majority in principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however that in determining whether the Holders of the required principal amount of Notes have concurred in any such direction, Notes owned by the Company, or by any Affiliate of the Company, shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, only Notes which such Trustee knows are so owned shall be disregarded. However, (i) the Trustee may refuse to follow any direction that, in the reasonable opinion of counsel to the Trustee, conflicts with law or this Indenture, that the

Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Notes, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          Section 6.06. Limitation on Suits.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                        (i) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

                        (ii) the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy;

                        (iii) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                        (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                        (v) during such 60-day period the Holders of a majority in aggregate principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

          Section 6.07. Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and Interest on such Holder's the Notes, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, however, that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entering of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien of this Indenture upon any property subject to such Lien.

          Section 6.08. Collection Suit.

          If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and Interest remaining unpaid on, the Notes and interest on overdue principal, Interest and such further amount as shall be sufficient to cover the costs and expenses of collection and to the extent lawful, with interest on overdue principal and installments of Interest at the rate specified in the Notes in each case, including the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel.

          Section 6.09. Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company, the Company's creditors or the Company's property, to participate as a member, voting or otherwise, of any official committee of creditors appointed in such manner and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.10. Priorities.

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee, the Collateral Agent, and its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and Interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes first for principal, then for Fixed Interest and then for Contingent Interest, respectively;

          Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture, the Notes or the Security Agreements; and

          Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

          Section 6.11. Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 6.12. Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 6.13. Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 6.14. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

                                  ARTICLE 7.
                                    TRUSTEE

          Section 7.01. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)   Except during the continuance of an Event of Default:

                    (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee, and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i)   this paragraph does not limit the effect of paragraph
          (b) of this Section 7.01;

                    (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, including without limitation the provisions of Section 6.05 hereof, unless such Holder shall have offered to the Trustee, security and indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in complying with such request.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 7.02. Rights of Trustee.

          (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes.

          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

          (i) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any Person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superceded.

          Section 7.03. Individual Rights of Trustee.

          The Trustee, in its individual or any other capacity may become the owner of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

          Section 7.04. Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for any money paid to the Company or upon the Company's direction under any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than itself; and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

          Section 7.05. Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

          Section 7.06. Reports by Trustee to Holders of the Notes.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain Outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S)313(a) (but if no event described in TIA (S)313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
(S)313(b). The Trustee shall also transmit by mail all reports as required by TIA (S)313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Notes are listed in accordance with TIA (S)313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

          Section 7.07. Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time compensation as shall be agreed in writing between the Company and the Trustee for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and actual out of pocket expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, but shall not include expenses incurred as a result of the Trustee's negligence or willful misconduct.

          The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses, including taxes (other than taxes based on or measured by the income or gross receipts of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent of actual prejudice to the Company resulting from such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and Interest on particular Notes redeemed, defeased, repurchased or otherwise satisfied and discharged. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(v) or (vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA (S)313(b)(2) to the extent applicable.

          Section 7.08. Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of [a majority] in principal amount of the then Outstanding Notes may remove the Trustee by so notifying the Trustee, as applicable, and the Company in writing. The Company may remove the Trustee, as applicable, if:

          (a) the Trustee, as applicable, fails to comply with Section 7.10 hereof;

          (b) the Trustee, as applicable, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee, as applicable, under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee, as applicable, or its property; or

          (d)  the Trustee, as applicable, becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of [a majority] in principal amount of the then Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least [10]% in principal amount of the then Outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee, as applicable, and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided that all sums owing to the retiring Trustee have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

          Section 7.09. Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          Section 7.10. Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and shall at all times have a combined capital surplus of at least $[150.0] million as set forth in its most recent annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)(S)310(a)(1), (2) and (5). The Trustee is subject to TIA
(S)310(b).

          Section 7.11. Preferential Collection of Claims against the Company.

          The Trustee is subject to TIA (S)311(a), excluding any creditor relationship listed in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S)311(a) to the extent indicated therein.

                                  ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 8.01. Option to Effect Legal Defeasance or Covenant
                        Defeasance.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article 8.

          Section 8.02. Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 8.05 hereof and the other sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other Obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of and Interest on such Notes when such payments are due from the trust referred to in Section 8.04(i); (b) the Company's obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee including without limitation thereunder
Section 7.07, 8.05 and 8.07 hereof and the Company's Obligations in connection therewith and (d) the provisions of this Section 8.02 (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of the option under Section 8.03 hereof.

          Section 8.03. Covenant Defeasance.

          Upon the exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.10,
4.11 and clauses (ii) and (iii) of Section 5.01 hereof with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(ii) through 6.01(vi) hereof shall not constitute Events of Default.

          Section 8.04. Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the Outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

                         (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of Fixed Interest and the maximum remaining amount payable as Contingent Interest, on the Outstanding Notes on the stated maturity or on the next Interest Payment Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to the next Interest Payment Date;

                         (ii) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee either (A)(1) an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect, unless there has been a change in the applicable federal income tax law after the Closing Date such that a ruling is no longer required or (2) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the Opinion of Counsel described in clause (1) above and (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940;

                         (iii) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                         (iv) immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default, or event that after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                         (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

                         (vi) if at such time the Notes are listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

                         (vii) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been satisfied.

          Section 8.05. Deposited Money and Government Securities to be Held in
                        Trust; Other Miscellaneous Provisions.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section
8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under

Section 8.04(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 8.06. Repayment to the Company.

          Subject to Section 7.07, 8.01, 8.02 and 8.03, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and Interest on any Note and remaining unclaimed for [one year] after such principal and Interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and/or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

          Section 8.07. Defeasance and Certain Other Events of Default.

          In the event the Company exercises its option to omit compliance with certain covenants and provisions of this Indenture with respect to the Notes pursuant to Section 8.03 and such Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable and the amount of money and/or U.S. Government Obligations on deposit with the Trustee is insufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default pursuant to Section 6.02, the Company will remain liable for such shortfall.

          Section 8.08. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of and Interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 9.
                       AMENDMENT, SUPPLEMENT AND WAIVER

          Section 9.01. Without Consent of Holders of the Notes.

          Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement this Indenture, the Security Agreements or the Notes:

                        (i) to cure any ambiguity, defect or inconsistency which, in the good faith opinion of the Board of Directors of the Company evidenced by a Board Resolution, exists;

                        (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                        (iii) to comply with Article 5 hereof;

                        (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or, in the good faith opinion of the Board of Directors of the Company, evidenced by a Board Resolution, does not materially adversely affect the legal rights hereunder of any Holder of the Notes;

                        (v) to execute and deliver any documents necessary or appropriate to release Liens on any Collateral as permitted by Section
          10.03 or 10.04(b) hereof; or

                        (vi) to comply with requirements of the Commission in connection with the qualification of this Indenture under the TIA.

          Upon the written request of the Company accompanied by resolutions of the Board of Directors or other governing body of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          Section 9.02. With Consent of Holders of Notes.

          Except as provided in the next two succeeding paragraphs, this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for

Notes), and, in such case, without prior written notice to the Holders and subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). It is further understood that the provisions of Section 4.06 hereof and any definition set forth herein (other than the definition of "Maturity Date") may be amended or supplemented, or compliance with provisions contained in Section 4.06 or any such definition waived, with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for Notes).

          Upon the written request of the Company accompanied by resolutions of the Board of Directors or other governing body of the Company authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

          Without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                    (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                    (ii) reduce the principal of or change the Stated Maturity of any Note;

                    (iii) reduce the rate of or change the time for payment of Interest on any Note;

                    (iv) waive a Default or Event of Default in the payment of principal of or Interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                    (v) make any Note payable in money other than that stated in the Notes; or

                    (vi) change the place or currency of payment of principal of or Interest on, any Note;

                    (vii) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity of any Note;

                    (viii) reduce the above stated percentage of Outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

                    (ix) reduce the percentage or aggregate principal amount of Outstanding Notes the consent of whose Holders is necessary for waiver of compliance with provisions of this Indenture or for waiver of defaults that require the consent of all Holders to waive; or

                    (x) make any change in the foregoing amendment and waiver provisions.

          Section 9.03. Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

          Section 9.04. Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the Trustee receives notice evidencing the taking of action by the Holders of the specified percentage in aggregate principal amount specified in this Indenture with respect to such waiver, supplement or amendment. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

          Section 9.05. Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 9.06. Trustee to Sign Amendments, etc.

          The Trustee shall sign any amended or supplemental indenture or amended Security Agreements authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture or amendment to the Security Agreements until the Board of Directors approves it. In signing or refusing to sign any amended or supplemental indenture (or in directing the Collateral Agent to sign or not sign an amendment to the Security Agreements) the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or Security Agreements is authorized or permitted by this Indenture, that it is not inconsistent herewith and therewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                  ARTICLE 10.
                            COLLATERAL AND SECURITY

          Section 10.01. Security Agreements.

          The due and punctual payment of the principal of and Fixed Interest, but not Contingent Interest, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, prepayment or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law) on the Notes and performance of all other obligations of the Company (excluding any and all obligations with respect to any Contingent Interest) to the Holders of Notes, the Trustee or the Collateral Agent under this Indenture, the Security Agreements and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Agreements which the Company has entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, appoints the Collateral Agent to act as the "Collateral Agent" thereunder and authorizes and directs the Collateral Agent to enter into the Security

Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take any and all actions reasonably required to cause the Security Agreements to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Agent for its benefit and the ratable benefit of the Holders of Notes, superior to and prior to the rights of all third Persons other than those holding First Lien Debt, and subject to no Liens (other than Liens permitted by the Security Agreements).

          Section 10.02. Recording and Opinions.

          (a) The Company shall furnish to the Collateral Agent and the Trustee promptly following the execution and delivery of this Indenture, an Opinion of Counsel, either (i) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Agreements and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given or
(ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

          (b) The Company shall furnish to the Collateral Agent and the Trustee within three months after each anniversary of the Issue Date an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Agreements and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

          Section 10.03. Release of Collateral.

          (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Security Agreements at any time or from time to time in accordance with the provisions of the Security Agreements and as provided hereby. The Collateral will be automatically released from the Lien at such time as the Company has paid in full or otherwise provided for the payment in full in accordance with this Indenture of the principal amount and Interest due on all of the Notes. If the Trustee is not the Collateral Agent, the Trustee shall thereafter deliver a certificate to the Collateral Agent stating that such principal amount and Interest has been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Agreements. Upon the request of the Company pursuant to an Officer's Certificate certifying that all conditions precedent to such release hereunder and under the Security Agreements have been met, the Collateral Agent shall release the Collateral. Upon receipt of such Officer's Certificate, the Collateral Agent shall (at the sole cost and expense of the Company) execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Agreements.

          (b) No Collateral shall be released from the Lien and security interest created by the Security Agreements pursuant to the provisions of the Security Agreements unless there shall have been delivered to the Collateral Agent the certificate required by this Section 10.03.

          (c) The release of any Collateral from the terms of this Indenture and the Security Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Agreements. To the extent applicable, the Company shall cause TIA (S)313(b), relating to reports, and TIA (S)314(d), relating to the release of property or securities from the Lien and security interest of the Security Agreements and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Agreements, to be satisfied. Any certificate or opinion required by TIA (S)314(d) may be made by an Officer of the Company except in cases where TIA (S)314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Company.

          Section 10.04. Certificates of the Company.

     The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Agreements, (i) all documents required by TIA (S)314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA (S)314(d). The Trustee and the Collateral Agent may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

          Section 10.05. Certificates of the Trustee.

          In the event that the Company wishes to release Collateral in accordance with the Security Agreements and has delivered the certificates and documents required by the Security Agreements and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA (S)314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.02, shall deliver a certificate to the Collateral Agent setting forth such determination; provided, however, that so long as the Trustee is the Collateral Agent, the requirement that the Trustee deliver a certificate to the Collateral Agent shall not be applicable.

          Section 10.06. Authorization of Actions to Be Taken by the Trustee and
                         the Collateral Agent Under the Security Agreements.

          Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee shall, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Agreements and (b) collect, receive and distribute any and all amounts payable in respect of the Obligations of the Company hereunder or under the Security Agreements. The Trustee and the Collateral Agent shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Agreements or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee or the Collateral Agent).

          Section 10.07. Authorization of Receipt of Funds by the Trustee Under
                         the Security Agreements.

          The Collateral Agent shall deliver to the Trustee and the Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Agreements, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Security Agreements.

                                  ARTICLE 11.
                          SATISFACTION AND DISCHARGE

          Section 11.01. Satisfaction and Discharge.

          This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

          (1)  either:

          (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

          (b) the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal on, accrued and unpaid Fixed Interest to the date of maturity or the next Interest Payment Date and the maximum remaining amount of Contingent Interest payable on all Outstanding Notes;

          (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

          (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the prepayment date, as the case may be.

          In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

          Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 12.02 and Section 8.06 shall survive.

          Section 11.02. Application of Trust Money.

          Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and Interest, for whose payment such money has been deposited with the Trustee; provided, however, such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided, however, that if the Company has made any payment of principal of Interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 12.
                                 MISCELLANEOUS

          Section 12.01. Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

          Section 12.02. Notices.

          Any notice or communication by the Company, the Trustee or the Collateral Agent to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company:

          The Finova Group Inc.
          4800 North Scottsdale Road
          Scottsdale, Arizona 85251-7623
          Attention: President

          If to the Trustee:

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          The Bank of New York
          101 Barclay Street, 21/st/ Floor West
          New York, New York 10286
          Attention:  Corporate Trust Administration

          If to the Collateral Agent, at the address provided in the Security Agreements for notices to be sent.

          The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery, except that notices and communications to the Trustee or the Collateral Agent shall be deemed duly given and effective only upon receipt.

          Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S)313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

          Section 12.03. Communication by Holders of Notes with Other Holders of
                         Notes.

          Holders may communicate pursuant to TIA (S)312(b) with other Holders with respect to their rights under this Indenture, the Notes and the Security Agreements. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S)312(c).

          Section 12.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee and/or the Collateral Agent to take any action under this Indenture, the Company shall furnish to the Trustee, upon request:

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

          (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee, as applicable (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Section 12.05. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S)314(a)(4)) shall comply with the provisions of TIA
(S)314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

          Section 12.06. Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 12.07. No Personal Liability of Directors, Officers, Employees
                         and Stockholders.

          No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                                      58
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          Section 12.08. Governing Law.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          Section 12.09. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 12.10. Successors.

          All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee and/or the Collateral Agent in this Indenture shall bind its successors and assigns.

          Section 12.11. Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 12.12. Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 12.13. Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                      59
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          [Signatures on following page]

                                  SIGNATURES

Dated as of               , 2001


                                   THE FINOVA GROUP INC.

                                   By:_________________________________
                                      Name:
                                      Title:

                                   THE BANK OF NEW YORK, as Trustee

                                   By:_________________________________
                                      Name:
                                      Title:

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